Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS IMPROVED FOURTH QUARTER AND FULL YEAR FISCAL 2012 RESULTS

•      Fourth Quarter Net Loss of $0.18 per Diluted Share, including a $0.14 per Diluted Share LIFO Charge, Compared to Prior Fourth Quarter Net Loss of $0.24 per Diluted Share

•      Full Year Net loss of $0.43 per Diluted Share Compared to Prior Year Net Loss of $0.64 per Diluted Share

•      Fourth Quarter Adjusted EBITDA of $274.3 Million Compared to Adjusted EBITDA of $215.4 Million in Prior Fourth Quarter

•      Full Year Adjusted EBITDA of $942.9 Million Compared to Adjusted EBITDA of $859.0 Million in Prior Year

•      Fifth Consecutive Quarter of Same Store Sales and Adjusted EBITDA Increases

•      Provides Outlook for Fiscal 2013

CAMP HILL, Pa. (April 12, 2012)—Rite Aid Corporation (NYSE: RAD) today reported improved financial results for the fourth quarter and fiscal year ended March 3, 2012.

For the fourth quarter, the company reported revenues of $7.1 billion, a net loss of $161.3 million or $0.18 per diluted share and Adjusted EBITDA of $274.3 million or 3.8 percent of revenues. Revenues improved by $690.3 million; net loss decreased by $44.4 million, or $0.06 per diluted share; and Adjusted EBITDA improved by $58.9 million over the prior year fourth quarter. These results benefited primarily from continued growth in same store sales and an extra week in the quarter.

For the full year, Rite Aid reported revenues of $26.1 billion, a net loss of $368.6 million or $0.43 per diluted share and Adjusted EBITDA of $942.9 million or 3.6 percent of revenues. Revenues improved by $906.3 million; net loss decreased by $186.9 million, or $0.21 per diluted share; and Adjusted EBITDA improved by $83.9 million over the prior year.

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Rite Aid FY12 Q4 Press Release – page 2

“We made strong progress in fiscal year 2012 and feel positive about our improved business results, highlighted by same store sales and Adjusted EBITDA increases for the fifth consecutive quarter,” said Rite Aid President and CEO John Standley.

“Thanks to the hard work and dedication of the entire Rite Aid team throughout the year, we achieved these outstanding results by more than doubling the number of flu shots we administered last year; completing 274 wellness remodels; significantly growing our Rite Aid brand program; and achieving continued success with our award-winning wellness+ customer loyalty program. While there is still hard work ahead, I am pleased we are beginning our new fiscal year with positive momentum,” Standley added.

Fourth Quarter Summary

Revenues for the fourteen-week fourth quarter were $7.1 billion compared to revenues of $6.5 billion in the prior year thirteen-week fourth quarter. Revenues increased 10.7 percent primarily as a result of the additional week in fiscal 2012 and an increase in same store sales, partially offset by store closings.

Same store sales for the quarter increased 3.0 percent over the prior-year period, consisting of a 1.6 percent increase in the front end and a 3.8 percent increase in the pharmacy. Pharmacy sales included an approximate 216 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 2.4 percent over the prior year period, which includes the benefit of a decrease in the number of pharmacies in the Express Scripts pharmacy benefit management network. Prescription sales accounted for 67.4 percent of total drugstore sales and third party prescription revenue was 96.6 percent of pharmacy sales.

Fourth quarter net loss was $161.3 million or $0.18 per diluted share compared to last year’s fourth quarter net loss of $205.7 million or $0.24 per diluted share. An increase in Adjusted EBITDA, decreases in depreciation and amortization and lease termination and impairment charges, and an income tax benefit compared to an income tax expense last year all contributed to the decrease in net loss. Partially offsetting these improvements were a significantly higher LIFO charge, a loss on debt modification charge, and a lower gain on sale of assets compared to last year’s fourth quarter.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $274.3 million or 3.8 percent of revenues compared to $215.4 million or 3.3 percent of revenues for the like period last year. The increase in Adjusted EBITDA was driven by an increase in same store sales, improvements in FIFO gross margin and the extra week in fiscal 2012.

In the fourth quarter, the company relocated two stores, remodeled 121 stores and closed 12 stores.  Stores in operation at the end of the fourth quarter totaled 4,667. The Company had 280 wellness stores at year end.

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Rite Aid FY12 Q4 Press Release – page 3

Full Year Results

For the 53-week fiscal year ended March 3, 2012, Rite Aid had revenues of $26.1 billion compared to $25.2 billion for the 52-week prior year. Revenues increased by 3.6 percent, primarily driven by an increase in same store sales and the additional week in fiscal 2012.

Same store sales for the year increased 2.0 percent over the prior year period. This increase consisted of a 1.1 percent front-end same store sales increase and a 2.4 percent increase in pharmacy same store sales. Pharmacy sales included an approximate 169 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.9 percent. Prescription sales accounted for 68.1 percent of total drugstore sales, and third party prescription revenue was 96.5 percent of pharmacy sales.

Net loss for fiscal 2012 was $368.6 million or $0.43 per diluted share compared to last year’s net loss of $555.4 million or $0.64 per diluted share. Contributing to the decrease in net loss were an increase in Adjusted EBITDA , decreases in depreciation and amortization, lease termination and impairment charges, interest expense and loss on debt modification, and an income tax benefit compared to an income tax expense last year. Partially offsetting these improvements was a significantly higher LIFO charge, and a lower gain on sale of assets compared to last year.

As computed on the attached table, Adjusted EBITDA was $942.9 million or 3.6 percent of revenues for the year compared to $859.0 million or 3.4 percent of revenues for last year.

For the year, the company relocated 15 stores, remodeled 278 stores and closed 47 stores. Stores in operation at the end of the year totaled 4,667.

Outlook for Fiscal 2013

The company’s outlook for fiscal 2013 is based on current same store front end sales and prescription count trends, adjusted for an anticipated reduction in pharmacy sales due to new generic introductions; the anticipated benefit of a decrease in the number of pharmacies in the Express Scripts pharmacy benefit management network; a challenging reimbursement rate environment; and the impact of continued investments Rite Aid plans to make in its wellness remodels, customer loyalty program and other initiatives to grow sales.

Rite Aid said it expects sales to be between $25.4 billion and $25.8 billion in fiscal 2013 with same stores sales expected to range from flat to an increase of 1.5 percent over fiscal 2012.

Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $925 million and $1.025 billion.

Net loss for fiscal 2013 is expected to be between $103 million and $267 million or a loss per diluted share of $0.13 to $0.31.

Capital expenditures are expected to be approximately $300 million, which includes increasing the number of wellness store remodels and prescription file buys.

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Rite Aid FY12 Q4 Press Release – page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on April 14, 2012. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 67031245.

Rite Aid is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty program and other items.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 3, 2012	February 26, 2011
ASSETS
Current assets:
Cash and cash equivalents	$162,285	$91,116
Accounts receivable, net	1,013,233	966,457
Inventories, net of LIFO reserve of $1,063,123 and $875,012	3,138,455	3,158,145
Prepaid expenses and other current assets	190,613	195,647
Total current assets	4,504,586	4,411,365
Property, plant and equipment, net	1,902,021	2,039,383
Other intangibles, net	528,775	646,177
Other assets	428,909	458,925
Total assets	$7,364,291	$7,555,850

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$79,421	$63,045
Accounts payable	1,426,391	1,307,872
Accrued salaries, wages and other current liabilities	1,064,507	1,049,406
Total current liabilities	2,570,319	2,420,323
Long-term debt, less current maturities	6,141,773	6,034,525
Lease financing obligations, less current maturities	107,007	122,295
Other noncurrent liabilities	1,131,948	1,190,074
Total liabilities	9,951,047	9,767,217

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	171,569	161,650
Common stock	898,687	890,297
Additional paid-in capital	4,278,988	4,281,623
Accumulated deficit	(7,883,367)	(7,514,796)
Accumulated other comprehensive loss	(52,634)	(30,142)
Total stockholders’ deficit	(2,586,756)	(2,211,367)
Total liabilities and stockholders’ deficit	$7,364,291	$7,555,850

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fourteen weeks ended March 3, 2012	Thirteen weeks ended February 26, 2011
Revenues	$7,146,754	$6,456,466
Costs and expenses:
Cost of goods sold	5,364,679	4,755,479
Selling, general and administrative expenses	1,758,325	1,630,053
Lease termination and impairment charges	56,305	154,073
Interest expense	137,739	132,504
Loss on debt modifications and retirements, net	16,066	—
Gain on sale of assets, net	(891)	(11,438)

	7,332,223	6,660,671

Loss before income taxes	(185,469)	(204,205)
Income tax (benefit) expense	(24,219)	1,488
Net loss	$(161,250)	$(205,693)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(161,250)	$(205,693)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,535)	(2,389)
Loss attributable to common stockholders - basic and diluted	$(163,810)	$(208,107)

Basic and diluted weighted average shares	887,020	883,784

Basic and diluted loss per share	$(0.18)	$(0.24)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-three weeks ended March 3, 2012	Fifty-two weeks ended February 26, 2011
Revenues	$26,121,222	$25,214,907
Costs and expenses:
Cost of goods sold	19,327,887	18,522,403
Selling, general and administrative expenses	6,531,411	6,457,833
Lease termination and impairment charges	100,053	210,893
Interest expense	529,255	547,581
Loss on debt modifications and retirements, net	33,576	44,003
Gain on sale of assets, net	(8,703)	(22,224)

	26,513,479	25,760,489

Loss before income taxes	(392,257)	(545,582)
Income tax (benefit) expense	(23,686)	9,842
Net loss	$(368,571)	$(555,424)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(368,571)	$(555,424)
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(9,919)	(9,346)
Loss attributable to common stockholders - basic and diluted	$(378,592)	$(564,872)

Basic and diluted weighted average shares	885,819	882,947

Basic and diluted loss per share	$(0.43)	$(0.64)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Fourteen weeks ended March 3, 2012	Thirteen weeks ended February 26, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$7,146,754	$6,456,466
Cost of goods sold	5,364,679	4,755,479
Gross profit	1,782,075	1,700,987
LIFO charge	121,219	825
FIFO gross profit	1,903,294	1,701,812

Gross profit as a percentage of revenues	24.94%	26.35%
LIFO charge as a percentage of revenues	1.70%	0.01%
FIFO gross profit as a percentage of revenues	26.63%	26.36%

Selling, general and administrative expenses	1,758,325	1,630,053
Selling, general and administrative expenses as a percentage of revenues	24.60%	25.25%

Cash interest expense	128,742	123,310
Non-cash interest expense	8,997	9,194
Total interest expense	137,739	132,504

Adjusted EBITDA	274,332	215,429
Adjusted EBITDA as a percentage of revenues	3.84%	3.34%

Net loss	(161,250)	(205,693)
Net loss as a percentage of revenues	-2.26%	-3.19%

Total debt	6,328,201	6,219,865
Invested cash	58,753	1,653
Total debt net of invested cash	6,269,448	6,218,212

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	68,866	57,904
Intangible assets acquired	7,043	8,162
Total cash capital expenditures	75,909	66,066
Equipment received for noncash consideration	524	1,048
Equipment financed under capital leases	576	1,786
Gross capital expenditures	$77,009	$68,900

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-three weeks ended March 3, 2012	Fifty-two weeks ended February 26, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$26,121,222	$25,214,907
Cost of goods sold	19,327,887	18,522,403
Gross profit	6,793,335	6,692,504
LIFO charge	188,722	44,905
FIFO gross profit	6,982,057	6,737,409

Gross profit as a percentage of revenues	26.01%	26.54%
LIFO charge as a percentage of revenues	0.72%	0.18%
FIFO gross profit as a percentage of revenues	26.73%	26.72%

Selling, general and administrative expenses	6,531,411	6,457,833
Selling, general and administrative expenses as a percentage of revenues	25.00%	25.61%

Cash interest expense	494,486	504,752
Non-cash interest expense	34,769	42,829
Total interest expense	529,255	547,581

Adjusted EBITDA	942,902	858,962
Adjusted EBITDA as a percentage of revenues	3.61%	3.41%

Net loss	(368,571)	(555,424)
Net loss as a percentage of revenues	-1.41%	-2.20%

Total debt	6,328,201	6,219,865
Invested cash	58,753	1,653
Total debt net of invested cash	6,269,448	6,218,212

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	215,004	162,287
Intangible assets acquired	35,133	24,233
Total cash capital expenditures	250,137	186,520
Equipment received for noncash consideration	3,616	3,476
Equipment financed under capital leases	7,052	4,622
Gross capital expenditures	$260,805	$194,618

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Fourteen weeks ended March 3, 2012	Thirteen weeks ended February 26, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(161,250)	$(205,693)
Adjustments:
Interest expense	137,739	132,504
Income tax (benefit) expense	(24,219)	1,488
Depreciation and amortization	107,201	126,548
LIFO charges	121,219	825
Lease termination and impairment charges	56,305	154,073
Stock-based compensation expense	4,249	3,434
Gain on sale of assets, net	(891)	(11,438)
Loss on debt modifications and retirements, net	16,066	—
Closed facility liquidation expense	1,346	3,262
Severance costs	—	2,854
Customer loyalty card program revenue deferral (a)	7,951	7,431
Other	8,616	141
Adjusted EBITDA	$274,332	$215,429
Percent of revenues	3.84%	3.34%

Notes:

(a)                                  Relates to deferral of revenues for our customer loyalty program.

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Fifty-three weeks ended March 3, 2012	Fifty-two weeks ended February 26, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(368,571)	$(555,424)
Adjustments:
Interest expense	529,255	547,581
Income tax (benefit) expense	(23,686)	9,842
Depreciation and amortization	440,582	505,546
LIFO charges	188,722	44,905
Lease termination and impairment charges	100,053	210,893
Stock-based compensation expense	15,861	17,336
Gain on sale of assets, net	(8,703)	(22,224)
Loss on debt modifications and retirements, net	33,576	44,003
Closed facility liquidation expense	6,505	9,881
Severance costs	256	4,883
Customer loyalty card program revenue deferral (a)	30,856	41,669
Other	(1,804)	71
Adjusted EBITDA	$942,902	$858,962
Percent of revenues	3.61%	3.41%

Notes:

(a)                                  Relates to deferral of revenues for our customer loyalty program.

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fourteen weeks ended March 3, 2012	Thirteen weeks ended February 26, 2011

OPERATING ACTIVITIES:
Net loss	$(161,250)	$(205,693)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	107,201	126,548
Lease termination and impairment charges	56,305	154,073
LIFO charges	121,219	825
Gain on sale of assets, net	(891)	(11,438)
Stock-based compensation expense	4,249	3,434
Loss on debt modifications and retirements, net	16,066	—
Changes in operating assets and liabilities:
Accounts receivable	(41,145)	8,015
Inventories	129,001	171,607
Accounts payable	(33,623)	(116,614)
Other assets and liabilities, net	(186,636)	(202,310)
Net cash provided by (used in) operating activities	10,496	(71,553)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(68,866)	(57,904)
Intangible assets acquired	(7,043)	(8,162)
Proceeds from sale-leaseback transactions	3,610	—
Proceeds from dispositions of assets and investments	5,975	12,577
Net cash used in investing activities	(66,324)	(53,489)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	481,000	—
Net repayments to revolver	(55,000)	(30,000)
Principal payments on long-term debt	(408,820)	(4,470)
Change in zero balance cash accounts	73,509	129,036
Net proceeds from the issuance of common stock	348	125
Financing fees paid for early debt redemption	(11,778)	—
Deferred financing costs paid	(9,620)	(575)
Net cash provided by financing activities	69,639	94,116
Increase (decrease) in cash and cash equivalents	13,811	(30,926)
Cash and cash equivalents, beginning of period	148,474	122,042
Cash and cash equivalents, end of period	$162,285	$91,116

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-three weeks ended March 3, 2012	Fifty-two weeks ended February 26, 2011

OPERATING ACTIVITIES:
Net loss	$(368,571)	$(555,424)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	440,582	505,546
Lease termination and impairment charges	100,053	210,893
LIFO charges	188,722	44,905
Gain on sale of assets, net	(8,703)	(22,224)
Stock-based compensation expense	15,861	17,336
Loss on debt modifications and retirements, net	33,576	44,003
Changes in operating assets and liabilities:
Accounts receivable	(48,781)	(10,955)
Inventories	(169,935)	35,111
Accounts payable	146,302	156,116
Other assets and liabilities, net	(62,569)	(29,458)
Net cash provided by operating activities	266,537	395,849
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(215,004)	(162,287)
Intangible assets acquired	(35,133)	(24,233)
Proceeds from sale-leaseback transactions	6,038	—
Proceeds from dispositions of assets and investments	22,930	29,843
Net cash used in investing activities	(221,169)	(156,677)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	822,285	650,000
Net proceeds from (repayments to) revolver	108,000	(52,000)
Principal payments on long-term debt	(848,373)	(779,706)
Change in zero balance cash accounts	(32,838)	(15,657)
Net proceeds from the issuance of common stock	914	226
Financing fees paid for early debt redemption	(11,778)	(19,666)
Deferred financing costs paid	(12,409)	(34,847)
Net cash provided by (used in) financing activities	25,801	(251,650)
Increase (decrease) in cash and cash equivalents	71,169	(12,478)
Cash and cash equivalents, beginning of period	91,116	103,594
Cash and cash equivalents, end of period	$162,285	$91,116

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2013

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,400,000	$25,800,000

Same store sales	0.0%	1.5%

Gross capital expenditures	$300,000	$300,000

Sale and leaseback proceeds	$—	$—

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(267,000)	$(103,000)
Adjustments:
Interest expense	530,000	525,000
Income tax expense	5,000	—
Depreciation and amortization	415,000	410,000
LIFO charge	90,000	60,000
Store closing and impairment charges	110,000	100,000
Stock-based compensation expense	18,000	16,000
Customer loyalty card program revenue deferral (a)	22,000	18,000
Loss on debt modification	—	—
Other	2,000	(1,000)
Adjusted EBITDA	$925,000	$1,025,000

Diluted loss per share	$(0.31)	$(0.13)

(a) Relates to deferral of revenues for our customer loyalty program.

Chart 10